SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported)	August 15, 2007
Crystal River Capital, Inc.
(Exact Name of Registrant as Specified in its Charter)
Maryland
(State or Other Jurisdiction of Incorporation)
001-32958	20-2230150
(Commission File Number)	(I.R.S. Employer Identification No.)
Three World Financial Center, 200 Vesey Street, 10th Floor New York, New York	10281-1010
(Address of Principal Executive Offices)	(Zip Code)
(212) 549-8400
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  1.01             Entry Into a Material Definitive Agreement

On August 15, 2007, Crystal River Capital, Inc. (the “Company”) amended its Revolving Credit Agreement with Bank Hapoalim B.M. (“BHBM”) and Signature Bank, dated as of March 1, 2006, as amended by that certain First Amendment, dated as of April 10, 2006 (the “Credit Agreement”).  Among other things, the amendment reduced the maximum amount of the working capital line from $31.0 million to $21.0 million and released BHBM from its obligations under the Credit Agreement.  The amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference.  The foregoing description of the amendment is qualified in its entirety by reference to the full text of the amendment.

On August 15, 2007, the Company and its wholly-owned subsidiary, Crystal River Capital TRS Holdings, Inc., amended the Master Repurchase Agreement with Wachovia Bank, National Association, dated as of August 15, 2005 (as amended, the “Repurchase Agreement”).  Among other things, the amendment extended the term of the Repurchase Agreement for three months, reduced the size of the facility from $275.0 million to $100.0 million and amended the interest coverage ratio covenant.  The amendment is attached hereto as Exhibit 10.2 and is incorporated herein by reference.  The foregoing description of the amendment is qualified in its entirety by reference to the full text of the amendment.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
10.1	Second Amendment and Waiver, dated as of August 15, 2007, by and among the Company, Bank Hapoalim B.M. and Signature Bank.
10.2	Amendment No. 2 to Master Repurchase Agreement, dated as of August 15, 2007, by and among the Company, Crystal River Capital TRS Holdings, Inc. and Wachovia Bank, National Association.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Crystal River Capital, Inc.

August 21, 2007	By:	/s/ Clifford E. Lai
Name: Clifford E. Lai
Title: President and Chief Executive Officer